Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (File No. 33-39398) and Forms S-8 (File Nos. 33-14436, 33-
35174, and 33-42119) of Intelligent Electronics, Inc. of our report dated April 12, 1995, appearing on page 12 of this Form 10-K.




PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
April 20, 1995